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                                                                    EXHIBIT 16.1


September 13, 2002




Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir or Madam:

We have read Item 4 included in the Form 8-K dated September 13, 2002 of Orthometrix, Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,



/s/ Imowitz Koenig & Co., LLP

Imowitz Koenig & Co., LLP


cc:   Reynald Bonmati, President, Orthometrix, Inc.